UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2012

ACME PACKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33041	04-3526641
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crosby Drive

Bedford, Massachusetts 01730

(Address of principal executive offices) (Zip Code)

(781) 328-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Acme Packet, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders on May 4, 2012.

David B. Elsbree, Patrick J. MeLampy and Robert G. Ory were elected to the Board of Directors, each for a three year term expiring at the 2015 Annual Meeting of Stockholders or until their respective successors have been elected. The stockholders also approved the advisory resolution to approve the Company’s 2011 executive compensation and ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

The final voting results on these matters were as follows:

Proposal No. 1:    The election of three nominees as Class III directors to the Board of Directors.

Nominee	For	Against	Abstain	Non Votes

David B. Elsbree	56,675,037	1,394,982	128,058	5,378,641

Patrick J. MeLampy	53,606,530	4,463,939	127,608	5,378,641

Robert G. Ory	47,575,309	10,518,553	104,215	5,378,641

Proposal No. 2:    The approval of an advisory resolution to approve the Company’s 2011 executive compensation.

For	Against	Abstain	Non Votes

57,364,394	792,910	40,773	5,378,641

Proposal No. 3:    The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

For	Against	Abstain	Non Votes

62,311,191	1,258,830	6,697	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2012

Acme Packet, Inc.

By:	/s/ Peter J. Minihane
Name: Peter J. Minihane
Title: Chief Financial Officer and Treasurer